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                                                                    EXHIBIT 4.7




                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *


                 WTG HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                 FIRST: That the Board of Directors of said Corporation, by unanimous written consent dated March 13, 1995, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

                                  RESOLVED that the Certificate of
                 Incorporation of WTG HOLDINGS, INC. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "FIRST:  The name of the Corporation is:

                      WILLIAMS HOLDINGS OF DELAWARE, INC."

                 SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.
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                 THIRD:  That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, said WTG HOLDINGS, INC. has caused this certificate to be signed by Jack D. McCarthy, its Senior Vice President, and attested by David M. Higbee, its Secretary, this 13th of March, 1995.

                                        WTG HOLDINGS, INC.



                                        By: /s/ JACK D. MCCARTHY
                                           ------------------------------
                                                 Jack D. McCarthy
                                               Senior Vice President

ATTEST:



By: /s/ DAVID M. HIGBEE
   ------------------------------
         David M. Higbee
            Secretary
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                          CERTIFICATE OF INCORPORATION

                                       OF

                               WTG HOLDINGS, INC.



         FIRST:   The name of the Company is:

                               WTG HOLDINGS, INC.

         SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, City of Wilmington, State of Delaware, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         THIRD:   The nature of the business and the objects and purposes
proposed to be transacted, promoted and carried on, are to engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of Common Stock which the Company shall have authority to issue is 1,000 shares, all of which shall be with a par value of one dollar ($1.00) per share.

         FIFTH:   The name and mailing address of the incorporator is:

              NAME                           MAILING ADDRESS
              ----                           ---------------
          Bob F. McCoy                     One Williams Center
                                           Tulsa, OK  74172

         SIXTH: Upon the filing of the Certificate of Incorporation, the authority of the incorporator shall terminate and the following named individuals, whose mailing addresses are set out beside their names, shall serve as directors until the first Annual Meeting of Stockholders or until their successors are elected and qualified:

              NAME                           MAILING ADDRESS
              ----                           ---------------
         Keith E. Bailey                   One Williams Center
                                           Tulsa, OK  74172

         John C. Bumgarner, Jr.            One Williams Center
                                           Tulsa, OK  74172

         Roy A. Wilkens                    One Williams Center
                                           Tulsa, OK  74172

         SEVENTH: The following provisions are inserted for the
management of the business and for the conduct of the affairs of the Company and for defining and regulating the powers of the Company and its directors and stockholders:
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         1.      The private property of the stockholders of the Company shall not be subject to the payment of corporate debts to any extent whatsoever.

         2. The first meeting of the stockholders for the election of directors shall be held in Tulsa, Oklahoma, at the office of the Company, on July 5, 1995, or at such other time and place as may be designated by the Board of Directors, and thereafter the directors shall be elected at the time and place named in the By-laws of the Company.

         3. Written ballots shall not be required for the election of directors of the Company.

         4. The Board of Directors shall have the power to make, alter or repeal By-laws of the Company.

         5. The By-laws of the Company may fix or provide the manner of fixing and altering the number of directors constituting the Board of Directors, provided that such number shall not be less than three.

         6. To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of such director's fiduciary duty as a director.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator of the Company hereinbefore named, do certify that the facts herein stated are true, that the execution of this instrument is my act and deed, and that I accordingly have hereunto set my hand this 21st day of July, 1994.



                                              /s/ BOB F. MCCOY
                                        -----------------------------------
                                                  Bob F. McCoy